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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 5 to Registration Statement No. 333-50735 of Ragen MacKenzie Group Incorporated on Form S-1 of our report dated June 22, 1998 on the consolidated financial statements of Ragen MacKenzie Group Incorporated as of September 26, 1997 and September 27, 1996, and for each of the three years in the period ended September 26, 1997, appearing in the Prospectus, which is a part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP
Seattle, Washington
June 22, 1998